Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clint E. Stein and Ronald L. Farnsworth and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto executed this Power of Attorney on the date set forth opposite his or her name.

Signature	Title	Date

/s/ Clint E. Stein	President, Chief Executive Officer and Director (Principal Executive Officer)	March 1, 2023
Clint E. Stein

/s/ Ronald L. Farnsworth Ronald L. Farnsworth	Chief Financial Officer (Principal Financial Officer)	March 1, 2023

/s/ Lisa M. White Lisa M. White	Principal Accounting Officer & Corporate Controller (Principal Accounting Officer)	March 1, 2023

/s/ Cort L. O’Haver Cort L. O’Haver	Executive Chairman of the Board of Directors	March 1, 2023

/s/ Craig D. Eerkes	Director	March 1, 2023
Craig D. Eerkes

/s/ Mark A. Finkelstein	Director	March 1, 2023
Mark A. Finkelstein

/s/ Eric S. Forrest	Director	March 1, 2023
Eric S. Forrest

/s/ Peggy Y. Fowler Peggy Y. Fowler	Director	March 1, 2023

/s/ Randal L. Lund	Director	March 1, 2023
Randal L. Lund

/s/ Luis F. Machuca Luis F. Machuca	Director	March 1, 2023

/s/ S. Mae Fujita Numata	Director	March 1, 2023
S. Mae Fujita Numata

/s/ Maria M. Pope Maria M. Pope	Director	March 1, 2023

/s/ John F. Schultz John F. Schultz	Director	March 1, 2023

/s/ Elizabeth W. Seaton	Director	March 1, 2023
Elizabeth W. Seaton

/s/ Hilliard C. Terry, III Hilliard C. Terry, III	Director	March 1, 2023

/s/ Anddria Varnado Anddria Varnado	Director	March 1, 2023